Exhibit 99.1

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES SECOND QUARTER RESULTS

HOUSTON, TEXAS

July 29, 2004

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) announced net earnings for the second quarter ended June 30, 2004 of $0.2 million, or $0.01 per diluted share, on operating revenues of $97.4 million. For the six months ended June 30, 2004, net losses were $2.8 million, or $0.15 per diluted share, on operating revenues of $193.4 million.

For the second quarter ended June 30, 2003, net earnings were $6.4 million, or $0.33 per diluted share, on operating revenues of $105.2 million. For the six months ended June 30, 2003, net earnings were $10.8 million, or $0.55 per diluted share, on operating revenues of $202.0 million.

For the immediately proceeding quarter ended March 31, 2004, the Company reported a net loss of  $3.0 million, or $0.16 per diluted share, on operating revenues of $96.0 million.

Financial results for the second quarter ended June 30, 2004 as compared to the immediately preceding quarter ended March 31, 2004 were impacted by a variety of factors highlighted below.

•            Increased operating revenues.  Operating revenues for the quarter were $97.4 million, an increase of $1.4 million from the previous quarter. Newly constructed barges commenced operations and non-grain freight volumes increased in Inland River Services. Utilization improved for Offshore Marine Services’ vessels working in the U.S. and Mexico. Flight hours increased in Aviation Services due to improved demand and increased customer familiarity with new aircraft models introduced by the Company in late 2003. These improvements were partly offset by reduced revenues from oil spill responses handled by Environmental Services.

•            Increased operating income.  Operating income was $1.7 million for the quarter as compared to an operating loss of $4.5 million for the previous quarter. The improvement in income largely resulted from increased gains on asset sales, lower operating and administrative expenses in the Offshore Marine and Environmental Services segments and the improved revenues described above. Offsetting this improvement was lower demand for southbound grain movement, higher costs associated with seasonal operating patterns, and rising fuel expenses in Inland River Services.

•            Decreased income from derivative transactions.  Derivative transactions resulted in a loss of $0.6 million for the quarter as compared to income of $0.1 million in the previous quarter.

•            Decreased gain from foreign currency transactions, net.  Net foreign currency exchange loss was $0.7 million for the quarter as compared to a net foreign currency exchange gain of $0.5 million for the previous quarter. The net gain and loss resulted primarily from the revaluation of a loan made by the Company to a foreign subsidiary.

•            Increased equity earnings.  Equity earnings for the quarter were $0.7 million, a modest increase from the previous quarter. Income in both periods resulted primarily from Offshore Marine Services’ joint venture operations in Mexico and Latin America. Results for the second quarter included a $0.5 million loss from the sale of an interest in an Asian joint venture.

Drydock costs aggregated $2.3 million in the second quarter with 18 vessels completing repairs. Fourteen main propulsion engines were overhauled for aggregate costs of $0.6 million.

In the second quarter and for all other periods reported in this press release, the Company reclassified “Gains on Asset Sales” from “Other Income (Expense)” to “Operating Income (Loss).” Gains on asset sales totaled $6.1 million in the current quarter. Offshore Marine Services sold 30 vessels that had a carrying value of $45.5 million. Dispositions included the Company’s 19 remaining “retired from service” vessels and 1 that was leased-back. Six vessels chartered-in pursuant to sale-leaseback transactions were redelivered to lessors.

Four new offshore support vessels, 125 new dry cargo hopper barges and 1 new chemical tank barge were delivered to the Company in the second quarter for aggregate consideration of $53.9 million.

Remaining capital commitments at June 30, 2004 for 5 new and 1 used vessel, 183 new dry cargo hopper barges, 39 new chemical tank barges, 7 new helicopters and other equipment aggregated $113.2 million. Deliveries are expected throughout 2004 and 2005. The Company also holds options to purchase 150 new dry cargo hopper barges for delivery in 2005.

In the quarter, the Company acquired 220,400 shares of its common stock for treasury at an aggregate cost of  $8.7 million pursuant to a stock and debt repurchase plan. As of June 30, 2004, $45.4 million of authority remains available for future purchases of SEACOR’s stock and 5-7/8% and 7.2% notes.

At June 30, 2004, the Company’s cash, marketable securities, and construction reserve funds totaled $441.8 million, an increase of $0.3 million from the prior quarter. At June 30, 2004, the Company’s long-term debt totaled $342.3 million, an increase of $10.1 million from the prior quarter.

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include Environmental Services, Inland River Services, and Aviation Services.

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, adequacy of insurance coverage, currency exchange fluctuations, changes in foreign political, military and economic conditions, the ongoing need to replace aging vessels, dependence of offshore marine operations on several customers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, vessel-related risks, effects of adverse weather conditions and seasonality on aviation services, helicopter related risks, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, changes in the Company’s environmental services segment OSRO classification, liability in connection with providing spill response services, restrictions imposed by the Shipping Act of 1916 and the Merchant Marine Act of 1920 on the amount of foreign ownership of the Company’s common stock, the effect of international economic and political factors in inland river operations and various other matters, many of which are beyond the Company’s control and other factors. The words “estimate,” “project,” “intend,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 of our Form 10-K and SEACOR’s periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Operating Revenues	$97,403	$105,159	$193,377	$202,019

Costs and Expenses:
Operating expenses	73,759	69,422	148,789	136,522
Administrative and general	13,857	13,391	28,933	27,470
Depreciation and amortization	14,156	13,708	28,117	28,344
	101,772	96,521	205,839	192,336
Gains on Asset Sales(1)	6,117	414	9,755	5,561
Operating Income (Loss)	1,748	9,052	(2,707)	15,244

Other Income (Expense):
Interest income	1,663	1,870	3,042	4,426
Interest expense	(5,388)	(4,419)	(10,766)	(9,925)
Debt extinguishments	—	(966)	—	(2,091)
Derivative income (loss), net	(560)	2,624	(481)	4,373
Foreign currency transaction gains (losses), net	(689)	1,294	(223)	1,829
Marketable securities sale gains, net	2,753	1,250	5,502	3,441
Other, net	233	(747)	352	(744)
	(1,988)	906	(2,574)	1,309
Income (Loss) Before Taxes, Minority Interest and Equity in Earnings of 50% or Less Owned Companies	(240)	9,958	(5,281)	16,553
Income Taxes	169	3,596	(1,333)	5,995
Income (Loss) Before Minority Interest and Equity in Earnings of 50% or Less Owned Companies	(409)	6,362	(3,948)	10,558
Minority Interest in Net Income of Subsidiaries	(91)	(241)	(86)	(339)
Equity in Earnings of 50% or Less Owned Companies	673	322	1,243	568
Net Income (Loss)	$173	$6,443	$(2,791)	$10,787

Earnings (Loss) Per Common Share:
Basic	$0.01	$0.34	$(0.15)	$0.55
Diluted (2)	0.01	0.33	(0.15)	0.55

Weighted Average Common Shares Outstanding:
Basic	18,347,195	19,155,421	18,406,783	19,463,596
Diluted (2)	18,476,409	19,315,817	18,406,783	19,834,307

(1)               Previously reported gains on asset sales have been reclassified from “Other Income (Expense)” to conform to the three and six months ended June 30, 2004 financial statement presentation.

(2)               Outstanding stock options and restricted stock have been excluded from the computations of diluted loss per common share and diluted weighted average common shares for the six months ended June 30, 2004 as the effect was anti-dilutive.

SEACOR Holdings Inc. and Subsidiaries

Supplemental Data

(in thousands, except per share data, unaudited)

	Three Months Ended
	Jun 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003	Jun. 30, 2003
Statements of Operations:
Operating Revenues	$97,403	$95,974	$100,956	$103,234	$105,159

Cost and Expenses:
Operating expenses	73,759	75,030	78,504	72,264	69,422
Administrative and general	13,857	15,076	16,538	13,676	13,391
Depreciation and amortization	14,156	13,961	13,751	13,411	13,708
	101,772	104,067	108,793	99,351	96,521
Gains on Asset Sales(1)	6,117	3,638	9,612	2,349	414
Operating Income (Loss)	1,748	(4,455)	1,775	6,232	9,052

Other Income (Expense):
Interest income	1,663	1,379	1,565	1,540	1,870
Interest expense	(5,388)	(5,378)	(4,785)	(4,603)	(4,419)
Debt extinguishments	—	—	—	—	(966)
Derivative income (loss), net	(560)	79	(1,541)	(443)	2,624
Foreign currency transaction gains (losses), net	(689)	466	3,625	(1,714)	1,294
Marketable securities sale gains, net	2,753	2,749	743	2,411	1,250
Other, net	233	119	106	(15)	(747)
	(1,988)	(586)	(287)	(2,824)	906
Income (Loss) Before Taxes, Minority Interest and Equity Earnings in 50% or Less Owned Companies	(240)	(5,041)	1,488	3,408	9,958
Income Taxes	169	(1,502)	3,067	1,334	3,596
Income (Loss) Before Minority Interest and Equity Equity in 50% or Less Owned Companies	(409)	(3,539)	(1,579)	2,074	6,362
Minority Interest in Net (Income) Loss of Subsidiaries	(91)	5	(66)	(112)	(241)
Equity in Earnings of 50% or less Owned Companies	673	570	(85)	935	322
Net Income (Loss)	$173	$(2,964)	$(1,730)	$2,897	$6,443

Earnings (Loss) Per Common Share:
Basic	$0.01	$(0.16)	$(0.09)	$0.16	$0.34
Diluted(2)	0.01	(0.16)	(0.09)	0.15	0.33

Weighted Average Common Shares Outstanding:
Basic	18,347	18,468	18,509	18,630	19,155
Diluted(2)	18,476	18,468	18,509	18,785	19,316

Common Shares Outstanding at Period End	18,313	18,533	18,581	18,729	18,793

(1)               Previously reported gains on asset sales have been reclassified from “Other Income (Expense)” to conform to the three  months ended June 30, 2004 financial statement presentation.

(2)               Outstanding stock options and restricted stock have been excluded from the computation of diluted loss per common share and diluted weighted average common shares for each of the three month periods ended March 31, 2004 and December 31, 2003 as the effect was anti-dilutive.

SEACOR Holdings Inc. and Subsidiaries

Supplemental Data

(unaudited)

	Three Months Ended
	Jun 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003	Jun. 30, 2003

Balance Sheet Data, at period end (in thousands):
Cash, Securities, Construction Reserve Funds	$441,805	$441,502	$438,131	$428,372	$431,796
Total Assets	1,394,902	1,401,426	1,402,611	1,370,630	1,379,700
Total Long-term Debt	342,271	332,225	332,179	332,213	332,187
Stockholders’ Equity	757,886	766,529	770,446	768,530	772,563

Operating Revenues by Segment (in thousands):
Offshore Marine Services	$67,039	$66,016	$74,262	$81,194	$79,553
Environmental Services	14,654	16,392	11,732	10,625	15,551
Inland River Services	10,038	8,576	10,728	7,247	5,044
Other(1)	6,680	5,827	5,328	4,803	5,422
Intersegment Eliminations	(1,008)	(837)	(1,094)	(635)	(411)
	$97,403	$95,974	$100,956	$103,234	$105,159

Operating Income (Loss) by Segment (in thousands):
Offshore Marine Services	$4,677	$(1,525)	$3,976	$5,779	$5,869
Environmental Services	816	954	894	3,421	5,213
Inland River Services	932	1,016	2,523	970	845
Other(1)	(1,308)	(1,895)	(1,893)	(1,122)	(96)
Corporate Expenses	(3,369)	(3,005)	(3,725)	(2,816)	(2,779)
	$1,748	$(4,455)	$1,775	$6,232	$9,052

Offshore Marine Vessels - Available Days(2):
Anchor Handling Towing Supply -
Domestic	273	304	460	460	455
Foreign	741	724	890	1,012	1,001
Supply -
Domestic	731	790	831	920	1,026
Foreign	910	910	1,061	1,104	995
Towing -
Domestic	182	273	184	184	253
Foreign	837	1,026	1,095	1,196	1,140
Crew	5,921	6,188	6,321	6,699	6,654
Geophysical, Freight and Other	—	91	92	92	91
Mini-supply	2,708	2,730	2,760	2,760	2,730
Standby Safety	1,911	1,911	1,871	1,840	1,820
Utility	—	—	2,581	3,253	3,417
	14,214	14,947	18,146	19,520	19,582

(1)               Primarily includes Aviation Services.

(2)               Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

SEACOR Holdings Inc. and Subsidiaries

Supplemental Data

(unaudited)

	Three Months Ended
	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003	Jun. 30, 2003

Offshore Marine Vessels - Rates Per Day Worked(1) (2):
Anchor Handling Towing Supply -
Domestic	$19,115	$15,888	$22,111	$20,095	$16,712
Foreign	9,539	8,524	9,212	9,927	10,593
Supply -
Domestic	5,994	6,300	6,079	6,062	6,141
Foreign	9,729	9,067	8,860	8,926	9,615
Towing -
Domestic	6,040	6,055	6,091	6,093	6,290
Foreign	6,775	6,586	6,577	7,236	7,050
Crew	3,314	3,297	3,323	3,257	3,153
Geophysical, Freight and Other	—	—	—	—	—
Mini-supply	2,932	2,976	2,992	2,998	3,027
Standby Safety	7,719	7,694	6,933	6,733	6,559
Utility	—	—	1,752	1,774	1,792

Offshore Marine Vessels - Utilization(2):
Anchor Handling Towing Supply -
Domestic	68.3%	68.2%	56.2%	65.9%	66.8%
Foreign	63.9%	61.5%	72.8%	81.9%	81.2%
Supply -
Domestic	76.1%	71.7%	50.5%	72.7%	58.4%
Foreign	72.8%	73.4%	86.1%	88.7%	93.9%
Towing -
Domestic	91.8%	56.7%	100.0%	100.0%	97.1%
Foreign	61.8%	67.4%	75.0%	82.7%	88.2%
Crew	89.0%	82.8%	78.5%	75.9%	79.9%
Geophysical, Freight and Other	—	—	—	—	—
Mini-supply	86.7%	81.7%	86.3%	91.6%	89.4%
Standby Safety	85.9%	87.0%	90.3%	89.9%	89.5%
Utility	—	—	52.4%	58.7%	56.7%

Overall Utilization	83.2%	78.6%	75.1%	77.5%	77.8%
Utilization Lost to Market Conditions	12.9%	17.1%	21.4%	18.9%	18.8%
Utilization Lost to Operating Conditions	3.9%	4.3%	3.5%	3.6%	3.4%

Helicopter Flight Hours	6,714	5,750	5,422	5,131	5,889

(1)               Revenues for certain vessels, primarily North Sea standby safety, are earned in foreign currencies, principally British Pounds Sterling. These revenues have been converted to U.S. dollars at the weighted average exchange rate for the periods indicated.

(2)               Excludes vessels that are bareboat chartered-out, vessels owned by corporations that participate in pooling arrangements with the Company, minority owned joint venture vessels and managed vessels.

SEACOR Holdings Inc. and Subsidiaries

Supplementary Data

(unaudited)

	June 30, 2004
	Owned	Leased-in	Joint Ventured	Pooled/ Managed	Total	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003	Jun. 30 2003
Offshore Marine Fleet Count:
Operated Domestic -
Anchor Handling Towing Supply	1	2	1	—	4	4	6	5	5
Crew	29	19	1	—	49	53	53	57	60
Geophysical, Freight and Other	—	—	—	—	—	—	1	1	1
Mini-supply	22	4	—	—	26	27	27	28	28
Standby Safety	—	—	—	—	—	—	—	—	—
Supply	3	2	2	1	8	10	9	11	11
Towing	—	2	—	—	2	2	2	2	2
Utility	—	—	—	—	—	—	—	34	37
	55	29	4	1	89	96	98	138	144

Operated Foreign -
Anchor Handling Towing Supply	13	—	1	—	14	15	20	21	20
Crew	22	—	4	—	26	33	34	33	32
Geophysical, Freight and Other	—	—	1	—	1	2	3	1	1
Mini-supply	3	—	2	—	5	5	5	4	4
Standby Safety	19	—	3	5	27	27	27	26	26
Supply	7	2	5	—	14	15	17	18	17
Towing	10	—	21	—	31	35	31	36	36
Utility	—	—	—	—	—	—	—	2	3
	74	2	37	5	118	132	137	141	139

Worldwide Operations -
Anchor Handling Towing Supply	14	2	2	—	18	19	26	26	25
Crew	51	19	5	—	75	86	87	90	92
Geophysical, Freight and Other	—	—	1	—	1	2	4	2	2
Mini-supply	25	4	2	—	31	32	32	32	32
Standby Safety	19	—	3	5	27	27	27	26	26
Supply	10	4	7	1	22	25	26	29	28
Towing	10	2	21	—	33	37	33	38	38
Utility	—	—	—	—	—	—	—	36	40
	129	31	41	6	207	228	235	279	283

Inland Barges, domestic
Dry Cargo Hopper	513	182	6	210	911	792	784	735	559
Chemical Tank	1	—	—	—	1	—	—	—	—
	514	182	6	210	912	792	784	735	559

Helicopters, domestic	24	18	—	1	43	43	41	36	36